POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of MPS Group, Inc., a Florida corporation (the "Company"), hereby appoints and constitutes Timothy D. Payne, Robert P. Crouch and Gregory D. Holland, and each of them, severally, as his lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, to execute and to file or cause to be filed with the Securities and Exchange Commission the Company's Annual Report on Form 10-K, pursuant to the Securities Exchange Act of 1934, as amended, for the year ended December 31, 2002, and to any and all amendments thereto, and to any and all instruments, exhibits, schedules or documents filed as part thereof or which are incidental thereto, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever that is necessary, appropriate or advisable in connection with any or all the above-described matters and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF the undersigned have caused this Power of Attorney to be executed as of the date indicated below.



                                                        Date: March 28, 2003
 /s/ Derek E. Dewan
 Derek E. Dewan




                                                        Date: March 27, 2003
 /s/ Michael D. Abney
 Michael D. Abney




                                                        Date: March 27, 2003
 /s/ T. Wayne Davis
 T. Wayne Davis




                                                        Date: March 27, 2003
 /s/ Michael L. Huyghue
 Michael L. Huyghue




                                                        Date:

 William M. Isaac




                                                        Date: March 28, 2003
 /s/ John R. Kennedy
 John R. Kennedy




                                                        Date: March 28, 2003
 /s/ Darla D. Moore
 Darla D. Moore




                                                        Date: March 27, 2003
 /s/ Peter J. Tanous
 Peter J. Tanous